Exhibit 99.1
For Immediate Release:
July 11, 2013

NW Natural Signs All-Parties Settlement Related to Recovery of Environmental Costs and Gas Inventory Carrying Costs

PORTLAND, OR -- (Marketwire) -- 07/11/13 -- Northwest Natural Gas Company, dba NW Natural (NYSE: NWN) and all parties (Staff for the Public Utility Commission of Oregon, Citizens' Utility Board and Northwest Industrial Gas Users) to two proceedings arising from NW Natural's 2012 general rate case have entered into stipulated settlements to resolve the outstanding issues in those proceedings. The first settlement addresses implementation issues related to NW Natural's new Site Remediation and Recovery Mechanism (SRRM). The second settlement allows for recovery of NW Natural's carrying costs related to working gas inventory. The two stipulated settlements were filed with the Public Utility Commission of Oregon (Commission) in dockets UM 1635 and UM 1651 and are subject to Commission review and approval.

“Resolving these important issues provides certainty moving forward, and I want to thank all the parties involved in the settlement of these dockets.” said Gregg Kantor, NW Natural President and CEO. “It was a constructive process that provides for a fair outcome for customers and the Company.”

Resolution of SRRM Implementation Issues
The new SRRM approved by the Oregon Commission in NW Natural's 2012 rate case allows recovery of costs the Company has prudently incurred, or will incur in the future, for environmental remediation at sites historically used to manufacture gas for customers. As part of the SRRM, each year one-fifth of NW Natural's deferred expenses with carrying costs, net of insurance proceeds, will be collected in rates.

If approved by the Commission, the first settlement addresses SRRM implementation issues in docket UM 1635, which included a review of the prudence of past deferred expenses, as well as the creation and application of an earnings test to determine the amount of costs that would be collected from customers based on the Company's past and future earnings.

Under the settlement, environmental remediation expenses and associated carrying costs incurred by NW Natural through Dec. 31, 2012 (approximately $97.6 million) were deemed prudently incurred. The parties also agreed that insurance settlements finalized though 2012 (approximately $40.7 million) were prudently executed, with such recoveries applied against deferred expenses to reduce amounts to be amortized under the SRRM. As part of the settlement, NW Natural has agreed not to seek recovery of $7.0 million of its $97.6 million in deferred expenses and associated carrying costs incurred through Dec. 31, 2012. This amount and other related adjustments will result in a one-time, net after-tax charge of $3.4 million (equivalent to 13 cents per share) in the third quarter of 2013.

The settlement also provides that environmental remediation expenditures deferred after Jan. 1, 2013 will be reviewed for prudency, and an earnings test will be applied annually. The earnings test sets a band below and above NW Natural's authorized return on equity in Oregon (Authorized ROE), within which the company will contribute a portion of its earnings up to the amount deferred for that year to reduce the balance of the SRRM. For example, assuming that the amount of NW Natural's current Oregon rate base remains unchanged and that NW Natural had earned its Authorized ROE (currently 9.5%) when the earning test was applied, NW Natural would not recover approximately the first $0.6 million of its net environmental remediation expenditures for that year.

Any insurance proceeds recovered after Dec. 31, 2012 will be applied against expenses approved for amortization in the SRRM in equal amounts over the 10-year period following receipt of the funds.

This settlement also provides for recovery of NW Natural's costs associated with the construction of a water pumping station at the Gasco site in Portland, Oregon.  The station is currently under construction and is expected to be completed in the third quarter of 2013 with a cost estimate between $20-25 million. Under the settlement, NW Natural can file for rate recovery in the annual PGA upon completion, and its approved investment costs will be rolled into customer rates as part of rate base and recovered over approximately 30 years.

Recovery of Carrying Costs on Working Gas Inventory
In NW Natural's 2012 general rate case, the Commission ordered a new docket (UM 1651) be opened to determine the amount NW Natural should recover for working gas inventory carrying costs.

Under the stipulated settlement in UM 1651, NW Natural will collect $4.5 million for deferred carrying costs on working gas inventory for the year Nov. 1, 2012 through Oct. 31, 2013. If approved, this amount will be included in customer rates Nov. 1, 2013 through Oct. 1, 2014.

In addition, annual carrying costs on working gas inventory in the amount of $4.5 million will be added to permanent base rates beginning Nov. 1, 2013, until adjusted in a future rate proceeding. This annual amount represents carrying costs on approximately $39.5 million in working gas inventory at NW Natural's authorized utility rate of return.

“This approach is consistent with how carrying costs on working gas inventory have historically been treated, and we believe it is an appropriate resolution of the issue,” said Kantor.

2013 Earnings Guidance
Due to the one-time charge mentioned above, the Company is today revising its 2013 earnings guidance range from $2.15 - $2.35 to $2.02 - $2.22 per share. NW Natural's 2013 earnings guidance assumes a continued slow economic recovery and customer growth, normal weather conditions, and no significant changes in prevailing legislative and regulatory policies or outcomes.

Forward-Looking Statements
This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, investments, customer growth, construction time-lines or costs, commodity and other costs, customer rates or rate recovery, revenues and earnings, dividends, performance, effects of future regulatory proceedings, or future regulatory approvals, effects of regulatory mechanisms such as SRRM, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the Company's most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the Company's quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

About NW Natural
NW Natural (NYSE: NWN) is headquartered in Portland, Ore., and provides natural gas service to about 689,000 residential, commercial, and industrial customers through 14,000 miles of mains and service lines in western Oregon and southwestern Washington. It is the largest independent natural gas utility in the Pacific Northwest with approximately $2.8 billion in total assets.

NW Natural and its subsidiaries currently own and operate underground gas storage facilities with storage capacity of approximately 31 Bcf in Oregon and California. Additional information is available at www.nwnatural.com.

Media Contact:
Kim Heiting
503.220.2366
kah@nwnatural.com

Investor Contact:
Chu Lee
503.226.4211 ext. 3412
c4l@nwnatural.com

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